Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-199173 on Form S-8 and No. 333-237772 on Form S-3 of our report dated March 19, 2021, relating to the financial statements of CV Sciences, Inc., appearing in this Annual Report on Form 10-K of CV Sciences, Inc. for the year ended December 31, 2021.

/s/ DELOITTE & TOUCHE LLP

San Diego, California
April 4, 2022